As filed with the Securities and Exchange Commission on September 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AUREUS GREENWAY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	99-0418678
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2995 Remington Boulevard

Kissimmee, Florida 34744

Tel: (407) 344 4004

(Address of Principal Executive Offices) (Zip Code)

Aureus Greenway Holdings Inc.

2025 Equity Incentive Plan

(Full title of the plan)

Vcorp Services, LLC

701 S. Carson Street, Ste. 200

Carson City, NV 89701

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Fl.

New York, NY 10017

Tel: 212-588-0022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Aureus Greenway Holdings Inc., a Nevada corporation (the “Company”) in connection with the registration of 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which represent the number of Common Stock that were authorized under the Company’s 2025 Equity Incentive Plan and any subsequent amendments (the “2025 Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issued to the selling stockholders pursuant to restricted stock awards and shares of Common Stock issuable pursuant to stock option awards and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the amount of shares to be offered or resold by means of the reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2025 Plan. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. Such documents are not being filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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REOFFER PROSPECTUS

1,440,000 SHARES OF COMMON STOCK

AUREUS GREENWAY HOLDINGS INC.

This prospectus relates to the reoffer and resale from time to time of up to 1,440,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Aureus Greenway Holdings Inc., a Nevada corporation (the “Company”), by certain selling stockholders named herein.

The selling stockholders may offer and sell the shares described in this prospectus in a number of different ways and at varying prices. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling stockholders to sell any or all such shares.

The amount of shares of Common Stock to be offered or resold by means of this prospectus by each selling stockholder who is an affiliate of the Company (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

Our Common Stock is traded on Nasdaq Capital Market under the ticker symbol “AGH”. On September 22, 2025, the closing price for our Common Stock as reported by Nasdaq Capital Market was $2.25.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 5 of this prospectus and in any similar section included in the documents incorporated by reference in this prospectus to read about factors you should consider before investing in our securities.

The Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise mentioned or unless the context requires otherwise, all references in this reoffer prospectus to the “Company,” “we,” “us,” “our,” or similar terms refer to Aureus Greenway Holdings Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

The date of this prospectus is September 24, 2025.

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We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights certain information in this prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto and the other information incorporated by reference into this prospectus before deciding to invest in our shares of Common Stock. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.

Aureus Greenway Inc. was incorporated in the State of Nevada on December 22, 2023, under The Nevada Revised Statutes (the “NRS”). Our principal executive offices are located at 2995 Remington Boulevard Kissimmee, Florida 34744, and our telephone number is (407) 344 4004. Our current registered office and current principal place of business in Nevada are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701. Our website address is www.aureusgreenway.com.

Aureus Greenway is a holding company incorporated in Nevada and headquartered in Florida. As a holding company with no material operations of its own, Aureus Greenway conducts operations through its subsidiaries in the State of Florida, in the United States.

Our Company

We own and operate two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. We believe our golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of our golf-courses are aesthetically complemented by nearby waterways of which we believe provide both our golf-courses with scenic backdrops and enhance our customers’ golfing experience. Our golf country clubs also host local golf leagues, golf-tournaments, and private events. We believe the natural elements and diverse challenges of our golf-courses, services and amenities offers a compelling value to our customers and will allow our facilities to maintain customer loyalty while being an attractive tourist destination in the greater Orlando Florida region. Moreover, we believe that “green fees” or entry fees at our golf-courses are priced affordably compared to Orlando’s resort area courses, and as a result are popular especially during our peak winter season in the greater Central Florida region. The property underlying both of our golf country clubs and the owner of that property is part of and subject to the Association, a not-for-profit corporation homeowners association. Leveraging our two golf country clubs, we plan to (i) continue to develop customer loyalty and capture a greater share of the golf-players who live in- or visit-the greater Orlando region and (ii) increase our revenue from the operation of our golf country clubs. We believe the quality of our golf-courses and the amenities we offer will continue to enhance our ability to attract and retain golf-players across a number of demographic groups and skill levels.

Each of our golf country clubs is organized into four principal business segments: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services. and (iv) ancillary services and amenities. Each of the golf-courses featured at our golf country clubs present a different set of physical and strategic challenges depending on the layout and where we place the position of a ball-hole and flagstick on a green from time to time during the golf-season. We believe this variation helps to create an enjoyable experience for our customers, no matter how many times they have visited our golf-courses before. Our golf country clubs are less than a mile away from one another, providing our customers with an excellent option for a 36-hole day of golf at both of our facilities. Our customers will encounter similar elements at our golf-courses that may be found at most golf courses which include but are not limited to what we consider to be the essential parts of a golf-course: greens, fairways, and hazards-such as bunkers or the rough.

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The “tee” is located in the “tee box” where each hole of a golf-course begins. The “green” is where the hole and flagstick are located. The “fairway” is a stretch of short grass between the tee box and the putting green. The goal of the game of golf is to get the golf ball from the tee, and into the hole on the green with the fewest strokes possible. Every hole of each course ends at the green. The tee box is a close-cut area of grass at the starting point of the hole. Our golf-courses have several tee boxes available for our customers to choose from based on a customer’s skill level. Usually, tees near the fairway are meant for beginners, while more advanced golf-players are better suited to hit a golf-ball from the back tees at the beginning of each hole on a golf-course. For example, our tee boxes are marked by colors which correlate to a recommended skill level to make it easy for our customers to decide where to start. Once a customer has chosen where to “tee off” or drive the ball towards the green, they can place a ball on a tee and take a swing.

Our golf-courses include a number of intentionally designed obstacles our customers should strategically avoid on the golf-course which are known as “hazards” or areas referred to “the rough”. We believe these hazards keep each round of golf interesting and challenging for our customers. Our customers should strategically avoid landing a golf ball near or on hazards such as water or bunkers, which are narrow pits filled with sand. Similarly, our customers should avoid hitting a ball near or around the rough, which is a manicured and longer-cut area of grass surrounding our fairways and greens because it is usually difficult and unpredictable to hit a ball from the rough. If a customer has their ball in the rough or in a sand trap, they often move the ball back to the fairway or into the green with golf country clubs known as sand wedges, lob wedges, or pitching wedges. However, if a customer cannot hit the ball, they must take a one-stroke penalty and either hit the ball again or drop their golf ball near the hazard, but not closer to the hole.

The grass we place on our greens is the most highly manicured area on the course. We maintain the greens so that the grass contained therein is short so that the ball can easily roll. Before a customer takes a shot on the green, they must read the ground conditions. To read the conditions of the green, a customer often makes note of the highest point on the surface because golf-putts (or shorter golf-ball taps) will usually roll away from that point. For example, sometimes wet, humid conditions like those in Florida will cause a green to slow a golf-ball down which may cause golf-putts to stick to the grass. Our greens superintendent regularly measures the rolling speed of our greens using a “stimpmeter” to assess the “stimp” of our putting greens which helps us determine whether additional topdressing of sand is needed on each of our greens to keep the roll fast and consistent. The stimp represents the numerical value that represents how fast the golf ball rolls on the putting surface while a “Stimpmeter” device is used to measure the speed of a golf course green by applying a known velocity to a golf ball and measuring the distance traveled in feet. The lower the stimp, the slower the greens while, the higher the stimp, the faster the greens. We believe manicuring the greens is important to our customers and that the manicured greens create a more enjoyable experience at our golf country clubs.

We acquired both of our golf country clubs in 2014, and since then, our management team has grown alongside the business. Similarly, our revenue has increased steadily during the last five years due to efforts from our greens superintendent as well as the executive management team. We believe recent capital improvements at both golf country clubs will help the facilities and our golf-courses progressively grow in stature and reputation in order to keep up to date with future infrastructure needs that can meet future demand and structural wherewithal. As a result of these upgrades and our management’s plans for growth, we believe they have gained valuable experience and are well-equipped to take on additional assets and continue to enhance the performance of both golf country clubs since our initial acquisition in 2014. The following provides an overview of the unique features and services offered by both of our golf country clubs.

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The following diagram illustrates our current corporate structure as of the date of this prospectus:

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Offering Summary

Outstanding Common Stock:	14,608,988 shares of our Common Stock are outstanding as of September 22, 2025.

Common Stock Offered:	Up to 1,440,000 shares of Common Stock for sale by the selling shareholders (which include our executive officers and directors) for their own account pursuant to the 2025 Plan.

Selling Securityholders:	The selling shareholders are set forth in the section entitled “Selling Shareholders” of this reoffer prospectus on page 8. Until such time as we meet the registrant requirements for use of Form S-3, the amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling shareholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2025 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	AGH

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider all of the information set forth in this reoffer prospectus, including our financial statements and notes thereto and the other information incorporated by reference into this reoffer prospectus, and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, before you decide to purchase our securities. If any of these risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment.

Sales of a substantial number of our securities in the public market by the selling stockholders and/or by our existing stockholders could cause the price of our shares of common stock to fall.

The selling stockholders can sell, under this prospectus, up to 1,440,000 shares of common stock, constituting approximately 9.9% of our outstanding shares of common stock, as of September 22, 2025. Depending on the price, the public stockholders may have paid significantly more than the selling stockholders for any common stock they may have purchased in the open market based on variable market price. The securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the selling stockholders may still experience a positive rate of return on the securities it purchased due to the price at which the selling stockholders initially purchased the securities.

Sales, or the perception of sales, of our common stock, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our common stock to decline.

The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of the common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement, shares held by certain of our stockholders, including the selling stockholders, will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of common stock could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

The market price of our common stock has recently declined significantly, and our common stock could be delisted from Nasdaq or trading could be suspended.

The listing of our common stock on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On May 6, 2025 (the “Notification Date”), the Company received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2), because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. The notification does not impact the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the Notification Date, until November 3, 2025, to regain compliance with the Minimum Bid Price Requirement. During this period, the Company’s common stock will continue to trade on the Nasdaq Capital Market. If at any time before November 3, 2025, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company has achieved compliance with this Minimum Bid Price Requirement. In the event the Company does not regain compliance by November 3, 2025, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify for the additional 180-day period, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company. The Company intends to take all reasonable measures to regain compliance under the Nasdaq Listing Rule 5550(a)(2). The Company’s common stock will continue to trade under the symbol “AGH.” On August 6, 2025, the Company received formal written notice from Nasdaq indicating that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) and that this matter is now closed.

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Our common stock will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our common stock could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our common stock. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common stock, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common stock. A suspension or delisting would likely decrease the attractiveness of our common stock to investors and cause the trading volume of our common stock to decline, which could result in a further decline in the market price of our common stock.

In the event that our common stock are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common stock could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of such common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Aureus Greenway Holdings Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

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SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 1,440,000 shares of Common Stock issued to the selling stockholders, or underlying equity awards issued to the selling stockholders, under our 2025 Plan. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling stockholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The number of shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Notwithstanding the foregoing, in the event the selling stockholder is an “affiliate” (as such term is defined in the Securities Act) the amount of shares to be reoffered or resold by means of this prospectus by the selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act until such time as we meet the registrant requirements for use of Form S-3,. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of September 23, 2025, (ii) the number of shares to be offered for resale by each selling stockholder and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders also are sold.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Unless otherwise noted, all shares of Common Stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. Unless otherwise indicated, the address for each of the selling stockholders named below is c/o Aureus Greenway Holdings Inc., 2995 Remington Boulevard, Kissimmee, Florida 34744.

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Name of Selling Stockholder	Number of Shares Beneficially Owned (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2) (3)		Number of Shares Beneficially Owned After the Offering (1)	% Owned After the Offering * (1)
Ching Ping Stephen Cheung

Director and Chairman of the Board	4,590,000	1,300,000	(4)	3,290,000	20.7%

ChiPing Cheung

Director and Chief Executive Officer	2,412,000	60,000	(5)	2,352,000	15.5%

Kay Hwa Tang

Director from November 2024 to September 2025	20,000	20,000	(6)	0	**

Joshua Tay

Director from November 2024 to September 2025	20,000	20,000	(7)	0	**

Xinyue Jasmine Geffner

Director	20,000	20,000	(8)	0	**

Sam Wai Sing Lui

Chief Financial Officer	20,000	20,000	(9)	0	**

*	calculated based on 14,608,988 shares of Common Stock outstanding as of September 22, 2025.

**	denotes less than 1%.

(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of such security. Certain shares of Common Stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of Common Stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of Common Stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of Common Stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding as of the date hereof.

(2) These are designated as “restricted securities” and “control securities” as such terms are defined in General Instruction C to Form S-8.

(3) Includes shares of Common Stock underlying stock option irrespective of whether such stock option will vest more than 60 days after the date hereof.

(4) Represents 1,300,000 shares of Common Stock underlying stock option issued pursuant to the 2025 Plan.

(5) Represents 60,000 shares of Common Stock underlying stock option issued pursuant to the 2025 Plan.

(6) Represents 20,000 shares of Common Stock underlying stock option issued pursuant to the 2025 Plan.

(7) Represents 20,000 shares of Common Stock underlying stock option issued pursuant to the 2025 Plan.

(8) Represents 20,000 shares of Common Stock underlying stock option issued pursuant to the 2025 Plan.

(9) Represents 20,000 shares of Common Stock underlying stock option issued pursuant to the 2025 Plan.

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PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the selling stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be affected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our Common Stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Until such time as we meet the registrant requirements for use of Form S-3, the amount of shares to be reoffered or resold by means of this prospectus by each selling stockholder who is an affiliate of the Company (as defined in Rule 405 promulgated under the Securities Act), and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock of the selling stockholders.

Although the shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling stockholders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Ortoli Rosenstadt LLP.

EXPERTS

The financial statements for the years ended December 31, 2024, and 2023 incorporated by reference in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in the report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are also available to you on the Commission’s website at http://www.sec.gov. We maintain a website at www.aureusgreenway.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this reoffer prospectus. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 28, 2025;

● our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the Commission on May 15, 2025 and August 14, 2025, respectively;

● our Current Reports on Form 8-K filed with the Commission on April 25, 2025, May 7, 2025, May 19, 2025, July 25, 2025, August 7, 2025, and September 12, 2025; and

● the description of the Company’s Common Stock contained in the Form 8-A filed with the Commission on February 5, 2025, including any amendments thereto or reports filed for the purposes of updating this description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on these who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

1,440,000 shares of

Common Stock

September 24, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 28, 2025;

● our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the Commission on May 15, 2025 and August 14, 2025, respectively;

● our Current Reports on Form 8-K filed with the Commission on April 25, 2025, May 7, 2025, May 19, 2025, July 25, 2025, August 7, 2025, and September 12, 2025; and

 ● the description of the Company’s Common Stock contained in the Form 8-A filed with the Commission on February 5, 2025, including any amendments thereto or reports filed for the purposes of updating this description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

We will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to:

Aureus Greenway Holdings Inc.

2995 Remington Blvd. Kissimmee, FL 34744.

Telephone: (407) 344 4004

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
3.1*	Articles of Incorporation (incorporate by reference to Exhibit 3.1 to the Company’s Form S-1, as amended, filed on August 4, 2025)
3.2*	Certificate of Amendment to the Articles of Incorporation (incorporate by reference to Exhibit 3.2 to the Company’s Form S-1, as amended, filed on August 4, 2025)
3.3*	Certificate of Designation of Series A Preferred Stock (incorporate by reference to Exhibit 3.3 to the Company’s Form S-1, as amended, filed on August 4, 2025)
3.4*	Bylaws (incorporate by reference to Exhibit 3.4 to the Company’s Form S-1, as amended, filed on August 4, 2025)
4.1*	Form of Common Warrant A (incorporate by reference to Exhibit 4.1 to the Company’s Form S-1, as amended, filed on August 4, 2025)
4.2*	Form of Common Warrant B (incorporate by reference to Exhibit 4.2 to the Company’s Form S-1, as amended, filed on August 4, 2025)
4.3*	Form of Pre-Funded Warrant (incorporate by reference to Exhibit 4.3 to the Company’s Form S-1, as amended, filed on August 4, 2025)
4.4*	Form of Placement Agent Warrant (incorporate by reference to Exhibit 4.4 to the Company’s Form S-1, as amended, filed on August 4, 2025)
5.1+	Opinion of Ortoli Rosenstadt LLP
10.1*	Independent Director Offer Letter between the Company and Joshua Tay (incorporate by reference to Exhibit 10.1 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.2*	Independent Director Offer Letter between the Company and Tang Kay Hwa (incorporate by reference to Exhibit 10.2 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.3*	Independent Director Offer Letter between the Company and Jasmine Geffner (incorporate by reference to Exhibit 10.3 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.4*	Agreement between the Company and SSS Down to Earth, LLC, dated April 1, 2019, as supplemented on December 19, 2023, and assigned on June, 14, 2024 (incorporate by reference to Exhibit 10.4 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.5*	Securities Purchase Agreement, dated July 23 2025, among the Company an investor (incorporate by reference to Exhibit 10.5 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.6*	Registration Rights Agreement, dated July 23 2025, among the Company and an investor (incorporate by reference to Exhibit 10.6 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.7*	Placement Agency Agreement, dated July 23 2025, among the Company, Revere Securities LLC and Dominari Securities LLC (incorporate by reference to Exhibit 10.7 to the Company’s Form S-1, as amended, filed on August 4, 2025)
10.8*	Stock Purchase Agreement, dated July 23, 2025, among the Company, certain Sellers, and Buyers. (incorporate by reference to Exhibit 10.8 to the Company’s Form S-1, as amended, filed on August 4, 2025)
14.1*	Code of Ethics (incorporate by reference to Exhibit 14.4 to the Company’s Form S-1, as amended, filed on August 4, 2025)
14.2*	Insider Trading Policy (incorporate by reference to Exhibit 14.2 to the Company’s Form S-1, as amended, filed on August 4, 2025)
21.1*	List of Subsidiaries (incorporate by reference to Exhibit 21.1 to the Company’s Form S-1, as amended, filed on August 4, 2025)
23.1+	Consent of WWC, P.C.
23.2+	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
23.3*	Consent of Frost & Sullivan (incorporate by reference to Exhibit 23.3 to the Company’s Form S-1, as amended, filed on August 4, 2025)
24.1+	Powers of Attorney (included in the signature page to this registration statement)
99.1*	Audit Committee Charter (incorporate by reference to Exhibit 99.1 to the Company’s Form S-1, as amended, filed on August 4, 2025)
99.2*	Compensation Committee Charter (incorporate by reference to Exhibit 99.2 to the Company’s Form S-1, as amended, filed on August 4, 2025)
99.3*	Nominating Committee Charter (incorporate by reference to Exhibit 99.3 to the Company’s Form S-1, as amended, filed on August 4, 2025)
99.4*	Executive Compensation Recovery Policy (incorporate by reference to Exhibit 99.4 to the Company’s Form S-1, as amended, filed on August 4, 2025)
107+	Filing Fee Table

+	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on September 24, 2025.

AUREUS GREENWAY HOLDINGS INC.

By	/s/ ChiPing Cheung
ChiPing Cheung
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints ChiPing Cheung as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ChiPing Cheung	Chief Executive Officer, President, and Director	September 24, 2025
ChiPing Cheung	(Principal Executive Officer)

/s/ Sam Wai Sing Lui	Chief Financial Officer	September 24, 2025
Sam Wai Sing Lui	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen ChiPing Cheung	Director and Chairman of the Board of Directors	September 24, 2025
Stephen ChiPing Cheung

/s/ Xinyue Jasmine Geffner	Independent Director	September 24, 2025
Xinyue Jasmine Geffner

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